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                                                                       EXHIBIT 5



                                October 25, 1994




Carmike Cinemas, Inc.
Carmike Plaza
1301 First Avenue
Columbus, Georgia  31901

Gentlemen:

         We have examined a copy of the registration statement on Form S-3 being filed by Carmike Cinemas, Inc. (the "Company") with the Securities and Exchange Commission on the date of this letter (such registration statement being herein referred to as the "Registration Statement"), relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 2,875,000 shares of the Company's Class A Common Stock, par value $0.03 per share (the "Shares"). The Shares are proposed to be sold pursuant to a purchase agreement with respect thereto (the "Purchase Agreement"), in substantially the form filed as Exhibit 1 to the Registration Statement.

         We have also examined originals (or copies certified or otherwise identified to our satisfaction) of the form of Class A Common Stock certificate, the Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, corporate and other documents, records and papers, certificates of public officials and certificates of officers of the Company. In giving this opinion, we assume that the certificates representing the Shares conform to the specimen examined by us. In such examination we have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of such examination, subject to (i) the Purchase Agreement being entered into by the proper parties in substantially the form thereof filed as an exhibit to the Registration Statement, (ii) the Shares being issued and sold for value as contemplated by the terms of the Purchase Agreement, (iii) compliance with the pertinent provisions of the Act and the Securities Exchange Act of 1934, as amended, and (iv) compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, we are of the opinion that:

                 When certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Class A Common Stock of the Company.
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Carmike Cinemas, Inc.
October 25, 1994
Page 2



         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement and to the statements made in regard to our firm under the caption "Legal Matters" in the related prospectus.

                                                      Very truly yours,


                                                      /s/ Troutman Sanders
                                                      --------------------
                                                      Troutman Sanders